Exhibit 10.8(b)


              Amendment No. 1 to the CIGNA Executive Incentive Plan
                          dated as of February 25, 1998


The CIGNA Executive Incentive Plan shall be amended by adding a new sentence at the end of Section 4.4 to read as follows:

         In the event of a stock dividend, stock split, or other subdivision or combination of the Common Stock, the number of shares of Common Stock and/or Restricted Stock which a Participant may receive as an Award under this Plan will be adjusted proportionately.